EXHIBIT 23.2



CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of Hart Industries, Inc. on Form S-8 of our report dated January 10, 2000, appearing in the Annual Report on Form 10-KSB of Hart Industries, Inc. for the year ended December 31, 1999.

/s/ McKennon, Wilson & Morgan LLP
McKennon, Wilson & Morgan LLP
Irvine, California
December 21, 2000